FORUM INVESTMENT ADVISORS, LLC
                            FORUM FUND SERVICES, LLC
                                 CODE OF ETHICS
                           AS AMENDED JANUARY 17, 2000


INTRODUCTION

         This Code of Ethics (the "Code") has been adopted by Forum Fund Services, LLC ("FFS") and Forum Investment Advisors, LLC ("FIA" and collectively with FFS, "Forum"). This Code pertains to Forum's investment advisory and distribution services to registered management investment companies or series thereof (each a "Fund"). In addition, this Code applies to employees of Forum's commonly controlled companies who serve as officers of a Fund. This Code establishes standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of a Fund may abuse their fiduciary duties to the Fund and addresses other types of conflict of interest situations. Definitions of UNDERLINED terms are included in Appendix A.

1.       POLICY STATEMENT

         Forum forbids any ACCESS PERSON, INVESTMENT PERSONNEL or FUND OFFICER from engaging in any conduct which is contrary to this Code. In addition, due to their positions, Forum also forbids any ACCESS PERSON or INVESTMENT PERSONNEL from engaging in any conduct which is contrary to Forum's Insider Trading Policy and Related Procedures. In addition, many persons subject to the Code are also subject to the other restrictions or requirements which affect their ability to open securities accounts, effect securities transactions, report securities transactions, maintain information and documents in a confidential manner and other matters relating to the proper discharge of your obligations to Forum. These include contractual arrangements with Forum, policies adopted by Forum concerning confidential information and documents and FFS' Compliance and Supervisory Procedures Manual.

         Forum has always held itself and its employees to the highest ethical standards. While this Code is only one manifestation of those standards, compliance with its provisions is essential. Failure to comply with this Code is a very serious matter and may result in disciplinary action being taken. Such action can include among other things, monetary fines, disgorgement of profits, suspension or even termination of employment.

2.       WHO IS COVERED BY THIS CODE

(a) All ACCESS PERSONS and INVESTMENT PERSONNEL, in each case only with respect to those Funds as listed on Appendix B.

(b) FUND OFFICERS, but only with respect to those Funds for which they serve as FUND OFFICERS as listed in Appendix B.

3.       PROHIBITED TRANSACTIONS

         (A) PROHIBITION AGAINST FRAUDULENT CONDUCT. It is unlawful for ACCESS PERSONS, INVESTMENT PERSONNEL and FUND OFFICERS to use any information concerning a SECURITY HELD OR TO BE ACQUIRED by a Fund, or their ability to influence any investment decisions, for personal gain or in a manner detrimental to the interests of a Fund. In addition, they shall not, directly or indirectly:

         (i) employ any device, scheme or artifice to defraud a Fund or engage in any manipulative practice with respect to a Fund;
         (ii) make to a Fund, any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or
         (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund.


         (B) BLACKOUT PERIOD. ACCESS PERSONS and INVESTMENT PERSONNEL shall not purchase or sell a COVERED SECURITY in an account over which they have direct or indirect influence or control on a day during which they know or should have known a Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.


         (C) ADDITIONAL INVESTMENT PERSONNEL BLACKOUT PERIOD. No INVESTMENT PERSONNEL shall purchase or sell a COVERED SECURITY within five calendar days before or two calendar days after a Fund for which the INVESTMENT PERSONNEL makes or participates in making a recommendation trades in that security. Any profits realized on trades within this proscribed period shall be disgorged. This blackout period does not apply to money market mutual funds which are advised by FIA.

         (D) FUND OFFICER PROHIBITION. No FUND OFFICER shall directly or indirectly seek to obtain information (other than that necessary to accomplish the functions of the office) from any Fund portfolio manager regarding (i) the status of any pending securities transaction for a Fund or (ii) the merits of any securities transaction contemplated by the FUND OFFICER.


         (E)  BLACKOUT  PERIOD  EXCLUSIONS  AND  DEFINITIONS.    The   following
transactions shall not be prohibited by this Code and are not subject to the limitations of Sections 3(b) and (c):


         (i) purchases or sales over which you have no direct or indirect influence or control (for this purpose, you are deemed to have direct or indirect influence or control over the accounts of a spouse, minor children and relatives residing in your home);
         (ii) purchases which are part of an automatic dividend reinvestment plan;
         (iii) purchases or sales which are non-volitional on your part; and

          (iv) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

         Your trading shall be exempt from the  limitations of Sections 3(b) and
(c) provided that (i) the market capitalization of a particular security exceeds $1 billion and (ii) pending orders of FIA do not exceed two percent of the daily average trading volume of the security for the prior 15 days.


         For purposes of Sections 3(b) and (c), and subject to Section 3(g) below, the (i) common stock and any fixed income security of an issuer shall not be deemed to be the same security and (ii) non-convertible preferred stock of an issuer shall be deemed to be the same security as the fixed income securities of that issuer; and (iii) convertible preferred stock shall be deemed to be the same security as both the common stock and fixed income securities of that issuer.

         (F) REQUIREMENT FOR PRECLEARANCE. INVESTMENT PERSONNEL must obtain prior written approval from the designated Review Officer before:

          (i) directly or indirectly acquiring securities in an initial public offering for which no public market in the same or similar securities of the issue has previously existed; and
          (ii) directly or indirectly acquiring securities in a private placement. In determining whether to preclear the transaction, the Review Officer designated under Section 5 shall consider, among other factors, whether the investment opportunity should be reserved for a Fund, and whether such opportunity is being offered to the INVESTMENT PERSONNEL by virtue of their position with the Fund.


         Any INVESTMENT PERSONNEL of a Fund who has taken a personal position through a private placement will be under an affirmative obligation to disclose that position in writing to the Review Officer if they play a material role in the Fund's subsequent investment decision regarding the same issuer; this separate disclosure must be made even though the INVESTMENT PERSONNEL has previously disclosed the ownership of the privately placed security in compliance with the preclearance requirements of this section. Once disclosure is given, an independent review of the Fund's investment decision will be made.


         (G) OTHER PROHIBITED TRANSACTIONS. ACCESS PERSONS, INVESTMENT PERSONNEL and FUND OFFICERS shall not:


         (i) induce or cause a Fund to take action or to fail to take action, for personal benefit rather than for the benefit of the Fund;

         (ii) accept anything other than of DE MINIMIS value or any other preferential treatment from any broker-dealer or other entity with which a Fund does business;

         (iii) establish  or  maintain  an account at a  broker-dealer,  bank or other entity through which securities transactions may be effected without written notice to the designated Review Officer prior to establishing such an account;

         (iv) use knowledge of portfolio transactions of a Fund for your personal benefit or the personal benefit of others;

         (v) violate the anti-fraud provisions of the federal or state securities laws;

         (vi) serve on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Review Officer that the board service would be consistent with the interests of the Fund and its shareholders.


         (H) UNDUE INFLUENCE. ACCESS PERSONS, INVESTMENT PERSONNEL and FUND OFFICERS shall not cause or attempt to cause any Fund to purchase, sell or hold any security in a manner calculated to create any personal benefit to you. You shall not recommend any securities transactions for a Fund without having disclosed (through reports in accordance with Section 4, preclearance in accordance with Section 3(f), or otherwise) your interest, if any, in such securities or the issuer thereof, including, without limitation, (i) your BENEFICIAL OWNERSHIP of any securities of such issuer, (ii) any position with such issuer or its affiliates and (iii) any present or proposed business relationship between you (or any party in which you have a significant interest) and such issuer or its affiliates.

         (I) CORPORATE OPPORTUNITIES. ACCESS PERSONS, INVESTMENT PERSONNEL and FUND OFFICERS shall not take personal advantage of any opportunity properly belonging to a Fund.

         (J)  CONFIDENTIALITY.  Except  as  required  in the  normal  course  of carrying out their business responsibilities, ACCESS PERSONS, INVESTMENT PERSONNEL and FUND OFFICERS shall not reveal information relating to the investment intentions or activities of any Fund, or securities that are being considered for purchase or sale on behalf of any Fund.


4.       REPORTING REQUIREMENTS

         (A) REPORTING. ACCESS PERSONS, INVESTMENT PERSONNEL and FUND OFFICERS must report the information described in this Section with respect to transactions in any Covered Security in which they have, or by reason of such transaction acquire, any direct or indirect beneficial ownership. They must report to the designated Review Officer unless they are otherwise required by a Fund, pursuant to a Code of Ethics adopted by the Fund, to report to the Fund or another person.

         (B) EXCLUSIONS FROM REPORTING. Purchases or sales in COVERED SECURITIES in an account in which you have no direct or indirect influence or CONTROL are not subject to the reporting requirements of this Section.

         (C) INITIAL HOLDING REPORTS. No later than ten (10) days after you become subject to this Code as set forth in Section 2, you must report the following information:

         (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which you have any direct or indirect BENEFICIAL OWNERSHIP as of the date you became subject to this Code;

         (ii) the name of any broker, dealer or bank with whom you maintained an account in which any securities were held for your direct or indirect benefit as of the date you became subject to this Code; and
         (iii)    the date that the report is submitted.

         (D) QUARTERLY TRANSACTION REPORTS. No later than ten (10) days after the end of a calendar quarter, you must report the following information:

         (i) with respect to any transaction during the quarter in a Covered Security (whether or not publicly traded) in which you have, or by reason of such transaction acquired, any direct or indirect beneficial ownership:

               (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;
               (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
               (3) the price of the Covered Security at which the transaction was effected;
               (4) the name of the broker, dealer or bank with or through which the transaction was effected; and
               (5)  the date that the report is submitted.

          (ii) with respect to any account established by you in which any Covered Securities (whether or not publicly traded) were held during the quarter for your direct or indirect benefit:

               (1) the name of the broker, dealer or bank with whom you established the account;
               (2)  the date the account was established; and
               (3)  the date that the report is submitted.

          (E) ANNUAL HOLDINGS REPORTS. Annually, you must report the following information (which information must be current as of a date no more than thirty
(30) days before the report is submitted):

          (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which you had any direct or indirect beneficial ownership;
          (ii) the name of any broker, dealer or bank with whom you maintain an account in which any securities are held for your direct or indirect benefit; and
          (iii) the date that the report is submitted.

         (F) CERTIFICATION OF COMPLIANCE. You are required to certify annually (in the form of Attachment A) that you have read and understood the Code and recognize that you are subject to the Code. Further, you are required to certify annually that you have complied with all the requirements of the Code and you have disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

         (G)  ALTERNATIVE  REPORTING.  The  submission to the Review  Officer of duplicate broker trade confirmations and statements on all securities transactions shall satisfy the reporting requirements of Section 4. The annual holdings report may be satisfied by confirming annually, in writing, the accuracy of the records maintained by the Review Officer and recording the date of the confirmation.

         (H) REPORT QUALIFICATION. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

         (I) ACCOUNT OPENING PROCEDURES. You shall provide written notice to the Review Officer prior to opening any account with any entity through which a Covered Securities transaction may be effected. In addition, you will promptly:

         (i) provide full access to a Fund, its agents and attorneys to any and all records and documents which a Fund considers relevant to any securities transactions or other matters subject to the Code;
         (ii) cooperate with a Fund, or its agents and attorneys, in investigating any securities transactions or other matter subject to the Code;
         (iii) provide a Fund, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter subject to the Code; and
         (iv) promptly notify the Review Officer or such other individual as a Fund may direct, in writing, from time to time, of any incident of noncompliance with the Code by anyone subject to this Code.

5.       REVIEW OFFICER

         (A) DUTIES OF REVIEW OFFICER. The Chief Compliance Officer of Forum has been appointed by the Director of FIA and FFS as the Review Officer to:

          (i) review all securities transaction and holdings reports and shall maintain the names of persons responsible for reviewing these reports;
          (ii) identify all persons subject to this Code who are required to make these reports and promptly inform each person of the requirements of this Code;
          (iii)compare, on a quarterly basis, all Covered Securities transactions with each Fund's completed portfolio transactions to determine whether a Code violation may have occurred;
          (iv) maintain a signed acknowledgment by each person who is then subject to this Code, in the form of Attachment A; and
          (v) identify persons who are INVESTMENT PERSONNEL of the Fund and inform those persons of their requirements to obtain prior written approval from the Review

               Officer prior to directly or indirectly acquiring ownership of a security in any private placement or initial public offering.
          (vi) exempt any FUND OFFICER from provisions of this Code if the person is subject to similar requirements of a Fund's Code of Ethics.

         (B) POTENTIAL TRADE CONFLICT. When there appears to be a transaction that conflicts with the Code, the Review Officer shall request a written explanation of the person's transaction. If after post-trade review, it is determined that there has been a violation of the Code, a report will be made by the designated Review Officer with a recommendation of appropriate action to the Director of FIA and FFS and a Fund's Board of Trustees (or Directors).

         (C) REQUIRED RECORDS. The Review Officer shall maintain and cause to be maintained:

         (i) a copy of any code of ethics adopted by Forum which has been in effect during the previous five (5) years in an easily accessible place;
         (ii) a record of any violation of any code of ethics, and of any action taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs;
         (iii) a copy of each report made by anyone subject to this Code as required by Section 4 for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;
         (iv) a list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by Forum, in an easily accessible place;
         (v) a copy of each written report and certification required pursuant to Section 5(e) of this Code for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and
         (vi) a record of any decision, and the reasons supporting the decision, approving the acquisition by INVESTMENT PERSONNEL of securities under Section 3(f) of this Code, for at least five
                  (5) years after the end of the fiscal year in which the approval is granted.

         (D) POST-TRADE REVIEW PROCESS. Following receipt of trade confirms and statements, transactions will be screened for the following:

          (i) SAME DAY TRADES: transactions by ACCESS PERSONS and INVESTMENT PERSONNEL occurring on the same day as the purchase or sale of the same security by a Fund for which they are an ACCESS PERSON or INVESTMENT PERSONNEL.

          (ii) PORTFOLIO MANAGER TRADES: transactions by INVESTMENT PERSONNEL within five calendar days before and two calendar days after a Fund, for which the INVESTMENT PERSONNEL makes or participates in making a recommendation, trades in that security.

          (iii)FRAUDULENT CONDUCT: transaction by ACCESS PERSONS, INVESTMENT PERSONNEL and FUND OFFICERS which, within the most recent 15 days, is or has been held by a Fund or is being or has been considered by a Fund or FIA for purchase by a Fund.

          (iv) OTHER ACTIVITIES: transactions which may give the appearance that an ACCESS PERSON, INVESTMENT PERSONNEL or FUND OFFICER has executed transactions not in accordance with this Code.

          (E) SUBMISSION TO FUND BOARD. The Review Officer shall annually prepare a written report to the Board of Trustees (or Directors) of a Fund listed in Appendix B that

          (i) describes any issues under this Code or its procedures since the last report to the Trustees, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

          (ii) certifies  that  the  Fund  has  adopted  procedures   reasonably
               necessary to prevent ACCESS PERSONS, INVESTMENT PERSONNEL and FUND OFFICERS from violating this code.

                              FORUM CODE OF ETHICS
                                   APPENDIX A
                                   DEFINITIONS

(a)  ACCESS PERSON:

         (i)(1) of FIA means each director or officer of FIA, any employee or agent of FIA, or any company in a control relationship to FIA who, in connection with the person's regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of COVERED SECURITIES by a Fund advised by FIA, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

         (i)(2) any natural person in a control relationship to FIA who obtains information concerning recommendations made to a Fund by FIA with regard to the purchase or sale of COVERED SECURITIES by the Fund;

         (ii) of FFS means each director or officer of FFS who in the ordinary course of business makes, participates in or obtains information regarding the purchase or sale of COVERED SECURITIES for a Fund or whose functions or duties as part of the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of COVERED SECURITIES.

(b)  ACT means the Investment Company Act of 1940, as amended.


(c) BENEFICIAL OWNER shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person owns or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a DIRECT OR INDIRECT PECUNIARY INTEREST (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

         INDIRECT PECUNIARY INTEREST in a security includes securities held by a person's immediate family sharing the same household. IMMEDIATE FAMILY means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

(d) CONTROL means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. This presumption may be rebutted by the Review Officer based upon the facts and circumstances of a given situation.

(e)      COVERED SECURITY means any security except:

     (i)  direct obligations of the Government of the United States;
     (ii) bankers' acceptances and bank certificates of deposits;
     (iii)commercial paper and debt instruments with a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;
     (iv) repurchase agreements covering any of the foregoing; and
     (v)  shares of registered open-end investment companies.

(f) FUND OFFICER means any employee of Forum or of a company commonly controlled with Forum who is an officer or director/trustee of a Fund.

(H) INVESTMENT PERSONNEL means

         (i) any employee of FIA who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund managed by FIA; and

         (ii) any individual who CONTROLS FIA or a Fund for which FIA is an investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

(i) PURCHASE OR SALE includes, among other things, the writing of an option to purchase or sell.

(j)  SECURITY HELD OR TO BE ACQUIRED BY the Fund means

          (i) any Covered Security which, within the most recent 15 days (x) is or has been held by the applicable Fund or (y) is being or has been considered by the applicable Fund or its investment adviser for purchase by the applicable Fund; and

          (ii) and any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.


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


                                        FORUM CODE OF ETHICS
                                             APPENDIX B
                                       LIST OF ACCESS PERSONS
                                     (as amended April 3, 2002)

------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
             FIA                  AP       IP              AS OF DATE                      FUND                 END DATE
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Berthy, Les C.                    X         X     September 1, 1989                         FF
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Chern, Nanette K.                 X               October 15, 2001                          FF
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Fairbanks, Mark A.                X               October 15, 2001                          FF
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Goldstein, David I.               X               June 1, 1997                            FF/CTD
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Hirsch, Ronald H.                 X               November 1, 1999                        FF/CTD
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Johnson, Charles F.               X               April 17, 2001                          FF/CTD
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Keffer, John Y.                   X               September 1, 1989                       FF/CTD
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Lukens, Dana A.                   X               October 31, 2001                        FF/CTD
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
LaPan, Josh                       X               March 8, 2001                           FF/CTD
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
McKeen, Michael J.                X               March 8, 2001                           FF/CTD
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Olson, Erica B.                   X         X     August 28, 2000                         FF/CTD
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Pandora, Eric                     X               March 8, 2001                           FF/CTD
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Peck, Andrew                      X               March 8, 2001                           FF/CTD
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Saucier, Cheryl                   X               April 30, 2001                          FF/CTD
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Varney, Krista                    X               August 27, 2001                         FF/CTD
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Whitmore, Maribeth                X               May 29, 2001                            FF/CTD
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
             FFS                  AP       IP              AS OF DATE                      FUND                 END DATE
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Chern, Nanette K.                 X               October 15, 2001                         All
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Fairbanks, Mark A.                X               October 15, 2001                         All
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Goldstein, David I.               X               September 1, 1991                        All
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Hirsch, Ronald H.                 X               November 1, 1999                         All
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Keffer, John Y.                   X               June 9, 1986                             All
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Lukens, Dana A.                   X               October 31, 2001                         All
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------

        FUND OFFICERS             AP       IP              AS OF DATE             OFFICER OR TRUSTEE OF         END DATE
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Goldstein, David I.                               October 16, 1992                        FF/CTD
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Hirsch, Ronald H.                                 October 28, 1999                  SS, TC, CT, FF/CTD
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Keffer, John Y.                                   October 16, 1992                  FF/CTD, CT, SS, TC
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Keniston, Patrick J.                              February 14, 2002                         FF
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Klenk, Leslie K.                                  May 19, 1998                            FF/CTD
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Riggle, D. Blaine                                 March 9, 1998                        CT, SS, TC,
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Sheehan, Thomas G.                                July 26, 1994                         FF, TC, SS
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Taylor, Dawn                                      January 28, 1999                      FF, SS, TC
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
Tumlin, Cheryl O.                                 December 18, 2001                       CT, SS
------------------------------ --------- -------- ----------------------------- --------------------------- -----------------
AP = Access Person;  IP = Investment Personnel
FF = Forum Funds; CTD = Core Trust (Delaware); CT = Cutler Trust; TC = True Crossing;  SS = Sound
Shore

                                      FORUM
                                 CODE OF ETHICS

                                  ATTACHMENT A
                                 ACKNOWLEDGMENT


I understand that I am subject to Forum's Code of Ethics. I have read and I understand the Forum Code of Ethics, as adopted by Forum Investment Advisors, LLC and Forum Fund Services, LLC as amended January 17, 2000 and will comply with it in all respects. In addition, I certify that I have complied with the requirements of the Code of Ethics and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.



        -----------------------------------                     -----------
                       Signature                                    Date


        -----------------------------------
                     Printed Name

   THIS FORM MUST BE COMPLETED AND RETURNED TO FORUM'S COMPLIANCE DEPARTMENT:

                                            COMPLIANCE MANAGER
                                            FORUM FINANCIAL GROUP
                                            TWO PORTLAND SQUARE
                                            PORTLAND, ME  04101


                                      -12-